Exhibit 99.1

January 26, 2018
Re: Tender offer by a third party for KBS Legacy Partners Apartment REIT, Inc. shares
Dear KBS Legacy Stockholder:
You may have received correspondence from Liquidity Partners Trust I (the “Bidder”), relating to a tender offer to purchase your shares of KBS Legacy Partners Apartment REIT, Inc. (the “REIT”). The Bidder’s offer price is $3.08 per share. We believe the Bidder’s offer price is substantially below the value of your shares and the remaining estimated liquidating distributions we anticipate paying to our stockholders and recommend against selling shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:

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We believe that the Bidder’s January 12, 2018 correspondence relating to its offer to purchase your shares is misleading because it states that the value of our shares has decreased by 44% since we became taxed as a REIT, beginning with the year ended December 31, 2010. However, while citing only the December 21, 2017 estimated value per share of $4.40 (the “EVPS”), the correspondence neglects to mention the aggregate $5.05 of special and initial liquidating distributions we have paid since May 2017, which returned capital to our stockholders and resulted in a reduction of our stockholders’ remaining investment in the REIT, as further described below.

Moreover, on December 19, 2017, our stockholders approved the plan of complete liquidation and dissolution of the REIT (the “Plan”), which authorized us to sell all of our assets, pay our debts, liquidate and dissolve, and distribute the net proceeds from liquidation to our stockholders. For more information, see our definitive proxy statement on Schedule 14A filed with the SEC on September 22, 2017 (the “Proxy Statement”). We note that, as disclosed in the Proxy Statement and in various other public filings, pursuant to the Plan we have disposed of all but four of our real estate properties (the “Core-Portfolio Properties”) and each of the Core-Portfolio Properties is under contract to sell.
Pursuant to the Plan, on December 20, 2017, our board of directors authorized an initial liquidating distribution in the amount of $4.05 per share of common stock to our stockholders of record as of the close of business on December 21, 2017 (the “Initial Liquidating Distribution”). The Initial Liquidating Distribution was paid on or about December 27, 2017 and was funded from our net proceeds from the sale of real estate properties. The Initial Liquidating Distribution was in addition to the previous $1.00 per share special distribution we paid to our stockholders on May 1, 2017 in connection with the disposition of Wesley Village.
In addition, on December 20, 2017, our board of directors approved an EVPS of our common stock of $4.40, effective as of December 21, 2017. Our board of directors determined the EVPS by subtracting the Initial Liquidating Distribution of $4.05 per share from our estimated net proceeds from liquidation of $8.45 per share, resulting in an EVPS of $4.40. Since the Initial Liquidating Distribution was a liquidating distribution pursuant to the Plan, it reduced our stockholders’ remaining investment in the REIT and reduced the estimated future liquidating distributions per share to be received by our stockholders by $4.05 per share. For more information relating to the Initial Liquidating Distribution and the determination of the EVPS of $4.40, see our Current Report on Form 8-K filed with the SEC on December 22, 2017.

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We believe that the Bidder’s offer was intended to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. In its offer to purchase, the Bidder states that one of the factors it considered in setting its offer price was its desire to set an “[o]ffer [p]rice that will be acceptable to some [s]tockholders and will also enable [the Bidder] to make a profit by holding on to the [s]hares until the Company is liquidated.”

However, we note that, as of the date of this letter, we anticipate selling the Core-Portfolio Properties and paying an additional liquidating distribution to our stockholders by no later than April 30, 2018.
However, we can give no assurance that we will be able to close the sale of the Core-Portfolio Properties and pay a liquidating distribution during this time. We expect to pay a final liquidating distribution after we sell all of our properties, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 12 months after December 19, 2017, the date our stockholders approved the Plan. However, we cannot assure you that the final distribution will be paid within that 12-month period. See warning regarding forward-looking statements below.
Please be aware that the Bidder is in no way affiliated with the REIT, KBS Capital Advisors LLC, the REIT’s external advisor (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing was conducted by a third party, which has agreed to keep the list of our stockholders confidential.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, we may post our response to future mini-tender offers at www.kbslegacyreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at (866) 527-4264.
We thank you for your investment in the REIT.

Sincerely,
W. Dean Henry
Chairman of the Board,
Chief Executive Officer and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the ultimate amount of liquidating distributions the REIT will pay to its stockholders and therefore, the EVPS, including, among other factors: (i) the actual dates of the closings of, and the ultimate amount of aggregate consideration received from, the sale of the Core-Portfolio Properties; (ii) the amount of taxes, transaction fees and expenses relating to the Plan; and (iii) amounts needed to pay or provide for the REIT’s liabilities and expenses, including unanticipated or contingent liabilities that could arise. No assurance can be given as to the ultimate amount of liquidating distributions the REIT will pay to its stockholders. Any changes in market, economic, financial and other circumstances and conditions existing as of the date of this letter, or any unanticipated or contingent liabilities that arise during the liquidation process, could have a material effect on the amount of liquidating distributions the REIT will ultimately pay to its stockholders. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of determining the REIT’s estimated range of liquidating distributions, which would reduce the value of the REIT’s shares of common stock.
The forward-looking statements also depend on factors such as certain of the other risks identified in the Proxy Statement and in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2016, both as filed with the SEC.